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                                                                  EXHIBIT (a)(4)

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 11:45 FM 05/11/2001
                                                         010228396 - 2931276

                            CERTIFICATE OF AMENDMENT

                                       OF

                              PILGRIM FUNDS TRUST

         This Certificate of Amendment ("Certificate") is filed in accordance with the provisions of the Delaware Business Trust Act (Del. Code Ann. tit 12, sections 3810 et seq.) and sets forth the following:

         1.    The name of the Trust is: Pilgrim Funds Trust ("Trust").

         2.    The name and business address of the registered agent is:
               Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

         3. This is a registered investment company under the Federal Investment Company Act.

         4. The Trust's Certificate of Trust is hereby amended to add the following new paragraph:

                    Notice of Limitation of Liabilities of Series. Pursuant to Del. Code Ann. tit 12, section 3804, notice is hereby given that the Trust is or may hereafter be constituted a series trust. The debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to any particular series of the Trust shall be enforceable against the assets of such series only, and not against the assets of the Trust generally.

         5.    This certificate is effective upon filing.

         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust have duly executed this Certificate of Amendment on this 9th day of May, 2001.

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IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of
Amendment of Declaration of Trust.

Dated: May 9, 2001

/s/ John G. Turner                        /s/ Jock Patton
------------------------------------      --------------------------------------
John G. Turner                            Jock Patton

/s/ Paul S. Doherty                       /s/ David W.C. Putnam
------------------------------------      --------------------------------------
Paul S. Doherty                           David W.C. Putnam

/s/ Alan L. Gosule                        /s/ Blaine E. Rieke
------------------------------------      --------------------------------------
Alan L. Gosule                            Blaine E. Rieke

/s/ Walter H. May
------------------------------------      --------------------------------------
Walter H. May                             Richard A. Wedemeyer

/s/ Thomas J. Mclnerney
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Thomas J. Mclnerney